SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 2, 2003

HOME PROPERTIES OF NEW YORK, INC.(Exact
name of Registrant as specified in its Charter)

MARYLAND                              1-13136 No.                    16-1455126
(State or other jurisdiction   (Commission File Number)           (IRS Employer
of incorporation)                                        Identification Number)

850 Clinton Square, Rochester, New York 14604

www.homeproperties.com (Address of principal executive offices and internet site)

(585) 546-4900 (Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      c. Exhibits

      Exhibit 99.1 Press Release

ITEM 9. REGULATION FD DISCLOSURE

        On May 2, 2003, the Registrant issued a press release announcing its results for the first quarter of 2003. The related press release is attached hereto as Exhibit 99.1. The information in this Current Report is being furnished pursuant to Item 12, Results of Operations and Financial Condition, under Item 9 of Form 8-K as directed in Securities and Exchange Commission Release No. 34-48593.

        The attached press release includes a presentation of Home Properties' Funds from Operations ("FFO") and Net Operating Income ("NOI"). FFO does and NOI may fall within the definition of "non-GAAP financial measure" set forth in Item 10(e) of Regulation S-K and as a result Home Properties is or may be required to include in this Current Report a statement disclosing the reasons why management believes that presentation of these measures provides useful information to investors. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because, along with cash flows from operating activities, financing activities and investing activities, it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. Home Properties believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment properties. The Company also uses these two measures to compare its performance to that of its peer group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   May 2, 2003              HOME PROPERTIES OF NEW YORK INC.
                                  (Registrant)

                                  By:           /S/ DAVID P. GARDNER
                                       ----------------------------------------
                                       David P. Gardner, Senior Vice President
                                       and Chief Financial Officer